Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of RadioShack Corporation (the “Company”) for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Julian C. Day, Chief Executive Officer of the Company, and James F. Gooch, President and Chief Financial Officer of the Company, certify to our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Julian C. Day

Julian C. Day
Chief Executive Officer
February 22, 2011

/s/ James F. Gooch

James F. Gooch
President and Chief Financial Officer
February 22, 2011

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.